Exhibit 5.2

Jo Dodd
3 November 2021	Partner
T + 61 2 9296 2154

To	Westpac Banking Corporation Westpac Place 275 Kent Street SYDNEY NSW 2000

Dear Sirs and Mesdames

Westpac Banking Corporation (“Bank”)

SEC registered shelf for the issuance of Subordinated Debt Securities

We refer to the filing with the Securities and Exchange Commission (“SEC”) under the United States Securities Act 1933, as amended (“Securities Act”), of the following documents in respect of which we have acted as your legal advisers in New South Wales (“NSW”) and the Commonwealth of Australia (“Australia”) (together the “Relevant Jurisdictions”):

•	the Registration Statement of the Bank on Form F-3 dated 3 November 2021 relating to the registration of Subordinated Debt Securities (“Registration Statement”); and

•	the Prospectus dated 3 November 2021 (which forms part of the Registration Statement) (“Prospectus”).

Capitalised terms that are not defined in this opinion have the meaning given to them in the Registration Statement, unless the context otherwise requires.

This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9.00am (Sydney time) on the date of this opinion. We express no opinion about the laws of any other jurisdiction or (except as expressly provided in paragraph 4) factual matters.

This opinion is given on the basis that it will be construed in accordance with the laws of NSW. Anyone relying on this opinion agrees that this opinion and all matters (including, without limitation, any liability) arising in any way from it are to be governed by the laws of NSW and will be subject to the non-exclusive jurisdiction of NSW.

1	Documents

We have examined copies (certified or otherwise identified to our satisfaction) of, and rely on, the following documents:

(a)	the Registration Statement and the Prospectus and the following documents which are incorporated by reference into the Prospectus:

(i)	the annual report on Form 20-F for the year ended 30 September 2021; and

Westpac Banking Corporation	3 November 2021

(ii)	the information contained in Exhibit 1 (2021 Pillar 3 Report) to the Bank’s report on Form 6-K dated 1 November 2021;

(b)	the Fourth Amended and Restated Subordinated Indenture dated as of 3 November 2021 between the Bank and The Bank of New York Mellon (“Trustee”) relating to Subordinated Debt Securities (“Indenture”);

(c)	the certificate of registration and the constitution (“Constitution”) of the Bank; and

(d)	the resolutions of the board of directors of the Bank and the approvals of officers of the Bank pursuant to those resolutions authorising the filing of the Registration Statement and the Prospectus and the execution and delivery of the Indenture.

In this opinion “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally and “Ordinary Share” is a reference to an ordinary share in the capital of the Bank into which a Subordinated Debt Security may be required to be converted.

2	Assumptions

We have assumed:

(a)	the authenticity of all dates, signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all documents submitted to us;

(c)	that:

(i)	all authorisations specified above remain in full force and effect; and

(ii)	all authorisations required for the Trustee to enter into the Indenture have been obtained and remain in full force and effect;

(d)	that:

(i)	any future amendment to the Indenture does not in any way affect the matters opined upon in this opinion;

(ii)	there has been no breach or repudiation of, or waiver of any rights or obligations under the Indenture; and

(iii)	the Bank and the Trustee remain ready, willing and able to perform their respective obligations under the Indenture;

(e)	that the Indenture has been executed and delivered by duly authorised signatories and delivered outside Australia in the form which we have examined and that all formalities required under the laws of the place of execution of the Indenture have been complied with by the Bank and the Trustee;

(f)	that the obligations under the Indenture are valid and binding obligations of the Bank and the Trustee under all relevant laws (including the laws of the Relevant Jurisdictions except insofar as they affect the obligations of the Bank);

Westpac Banking Corporation	3 November 2021

(g)	that all the provisions in the Indenture have been, and will be, strictly complied with by the Bank and the Trustee;

(h)	that:

(i)	the resolutions of the boards of directors referred to in paragraph 1(d) were properly passed (including that any meeting convened was properly convened);

(ii)	all directors who participated and voted were entitled so to do;

(iii)	the directors and officers of the Bank granting the approvals referred to in paragraph 1(d) have properly performed their duties; and

(iv)	all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the authorisations referred to in paragraph 1(d) that would lead us to believe otherwise;

(i)	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(j)	that neither the Australian Commissioner of Taxation nor any other governmental authority having the power to do so has given nor will give a statutory notice or direction requiring the Bank (or any person on its behalf) to deduct from sums payable by it to a person under the Indenture any taxes or other charges payable by the payee. It is unlikely that such a notice or direction would be given unless the amount of tax or other charges was in dispute or the payee had failed to pay tax or other charges payable by it;

(k)	that immediately following execution of the Indenture, the Bank was solvent;

(l)	that the Trustee is not a related party of the Bank for the purposes of the Corporations Act 2001 of Australia (“Corporations Act”);

(m)	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest or misleading or deceptive or likely to mislead or deceive (whether by act or omission) that might make any part of this opinion incorrect and there are no facts or circumstances not evident from the face of the Registration Statement or Prospectus that might make any part of this opinion incorrect; and

(n)	for the purposes of the opinion given in paragraph 4(g), we assume that the issuance, sale or transfer of the Notes in the manner contemplated in the Indenture will not result in a person (alone or with “associated persons”) obtaining an entitlement to a distribution of 90% or more of the property of the Issuer (disregarding any distribution of property to a person in their capacity as the holder of a debt interest within the meaning of Division 974 of the Income Tax Assessment Act 1997 of Australia).

We have not taken any steps to verify these assumptions and assume that you do not know or suspect that any of these assumptions is incorrect.

Westpac Banking Corporation	3 November 2021

3	Searches

We have examined and rely on:

(a)	an extract of company information for the Bank obtained from the Australian Securities and Investments Commission (“ASIC”) in Sydney;

(b)	the list of authorised deposit-taking institutions available from the website of the Australian Prudential Regulation Authority (“APRA”); and

(c)	a search of the insolvency notices website maintained by ASIC to determine if any notices have been published in relation to the Bank,

in each case as at, respectively, approximately 9.00 am local time on 3 November 2021.

These records are not necessarily complete or up to date. We have not examined documents filed by the Bank with ASIC or APRA nor have we made any other searches.

4	Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)	the Bank is incorporated and validly existing under the laws of Australia, is capable of suing and being sued in its corporate name and is authorised to carry on banking business under the Banking Act 1959 of Australia (“Banking Act”);

(b)	the Bank has the corporate power and authority to:

(i)	enter into the Indenture and observe its obligations under it; and

(ii)	issue the Subordinated Debt Securities and observe its obligations under them;

(c)	the Bank has taken all corporate action required on its part to authorise:

(i)	the filing of the Registration Statement, including the Prospectus, for the issue and sale of the Subordinated Debt Securities in an unlimited amount; and

(ii)	the execution, delivery and observance of its obligations under the Indenture and the Indenture has been duly executed and delivered by the Bank; and

(d)	insofar as the laws of the Relevant Jurisdictions are applicable, the Bank’s obligations under the Indenture are legal, valid, binding and (subject to the terms of the Indenture) enforceable obligations of the Bank;

(e)	under the laws of the Relevant Jurisdictions it is not necessary for the Bank to reserve Ordinary Shares for issuance upon conversion of Subordinated Debt Securities;

(f)	the Ordinary Shares that may be issued upon conversion of Subordinated Debt Securities will be validly issued and fully paid and, accordingly, the holder of such Ordinary Shares is not by virtue of that holding liable to make any further contribution to pay the Bank’s debts and liabilities; and

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(g)	no ad valorem stamp duty is payable in the Relevant Jurisdictions on the Indenture or in connection with the observance of obligations under it.

The expression “enforceable” means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms.

5	Qualifications

This opinion is subject to the following qualifications:

(a)	the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, fraudulent transfer or moratoria), certain equitable remedies, by general law doctrines or statutory relief in relation to matters such as fraud, misrepresentation, mistake, duress, unconscionable conduct, unfair contracts legislation, frustration, estoppel, waiver, lapse of time, penalties, courts retaining their ability to adjudicate, public policy or illegality or similar laws and defences generally affecting creditors’ rights;

(b)	an obligation and the rights of a creditor with respect to it may be affected by laws relating to insolvency (including, without limitation, administration) and by a specific court order obtained under laws and defences generally affecting creditors’ rights (including, in the case of the Bank, sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia as described in the Prospectus);

(c)	the rights of a party to enforce its rights against the Bank may be limited or affected by:

(i)	breaches by that party of its obligations under the Indenture, or misrepresentations made by it in, or in connection with, the Indenture;

(ii)	conduct of that party which is unlawful;

(iii)	conduct of that party which gives rise to an estoppel or claim by the Bank; or

(iv)	the Australian Code of Banking Practice if adopted by that party;

(d)	the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

(e)	an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

(f)	a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(g)	the laws of the Relevant Jurisdictions may require that:

(i)	parties act reasonably and in good faith in their dealings with each other, including, without limitation, in exercising rights, powers or discretions or forming opinions;

(ii)	discretions are exercised reasonably; and

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(iii)	opinions are based on good faith;

(h)	a party entering into the Indenture may, in doing so, be acting, or later be held to have acted, in the capacity of a trustee under an undocumented or partially documented constructive, implied or resulting trust which may have arisen as a consequence of that party’s conduct;

(i)	the question whether a provision of the Indenture which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(j)	an indemnity for legal costs may be unenforceable;

(k)	we express no opinion as to:

(i)	any provision of a document that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document;

(ii)	provisions precluding oral amendments or waivers;

(iii)	except in paragraph 4(g), Australian tax law;

(iv)	whether the Bank is or will be complying with, or is or will be required to do or not to do anything by, the prudential standards, prudential regulations or any directions made by APRA or under the Banking Act;

(v)	the capital treatment of the Subordinated Debt Securities or the Ordinary Shares (in each case, when issued);

(vi)	the accuracy, completeness, correctness or suitability of any formula, equation or mathematical calculation set out in any document. If any formula, equation or mathematical calculation is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included, then a court may find that the relevant formula, equation or mathematical calculation is void for uncertainty; or

(vii)	any:

(A)	proposal to introduce or change a law, or any pending change in law;

(B)	law which has been enacted and has not commenced, or if it has commenced, has not started to apply; or

(C)	pending judgment, or the possibility of an appeal from a judgment, of any court,

or the implications of any of them;

(l)	laws in connection with sanctions, terrorism or money laundering may restrict or prohibit payments, transactions and dealings in certain cases;

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(m)	a court will not give effect to a currency indemnity, a choice of laws to govern a document or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions. However, we consider it is unlikely that a court in the Relevant Jurisdictions would reach such a conclusion in relation to New York law;

(n)	under laws relating to financial sector entities and related bodies (including the Banking Act and the Financial Sector (Transfer and Restructure) Act 1999 of Australia), neither a contract to which the Bank is a party nor any other party to a contract to which the Bank is a party may deny any obligations under that contract, accelerate any debt under that contract, close out any transaction relating to that contract or enforce security under that contract on grounds including that:

(i)	a Banking Act statutory manager (as defined in the Banking Act):

(A)	is in control or is appointed to take control of the Bank’s business or that of a related body; or

(B)	takes various actions in respect of any shares in the Bank or a related body;

(ii)	the Bank or a related body is subject to a direction by APRA; or

(iii)	APRA issues a certificate to transfer compulsorily all or part of the business of the Bank or a related body or an act is done for the purposes of such a transfer;

(o)	a payment made under mistake may be liable to restitution;

(p)	we express no opinion in respect of the Registration Statement or the Prospectus (and for the avoidance of doubt, including the documents incorporated by reference in those documents) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them. Furthermore, we express no opinion as to whether the Registration Statement or the Prospectus contain all the information required in order for the issuance, offer and sale of any Subordinated Debt Securities or Ordinary Shares not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law; and

(q)	in relation to an issuance of Subordinated Debt Securities:

(i)	the issue of the Subordinated Debt Securities (and any Ordinary Shares required to be issued on conversion of the Subordinated Debt Securities) requires the approval of the Managing Director and Chief Executive Officer or the Chief Financial Officer of the Bank in accordance with the resolutions of the directors of the Bank passed on 5 March 2014;

(ii)	in order to issue the Ordinary Shares it is necessary that the Bank at the time of issue does all acts required under its Constitution and the Corporations Act to issue those Ordinary Shares;

(iii)	an obligation relating to the issue of Ordinary Shares by the Bank may not be able to be observed by the Bank and may not be enforceable against the Bank if performance of the obligation could result in or contribute to a contravention of the listing rules of ASX Limited, the takeover provisions of the Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia, Part IV of the Competition and Consumer Act 2010 of Australia or any other law in force in Australia which limits or restricts the number of shares in an Australian company in which a person may have an interest or over which it may have a right or power; and

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(iv)	an obligation relating to the issue of Ordinary Shares may be cancelled, and the Ordinary Shares or rights attaching to them may be varied or cancelled by a Banking Act statutory manager (as defined in the Banking Act) under section 14AA of the Banking Act;

however, in this respect, provided that the Bank remains an ADI (or a holding company, subsidiary or related subsidiary of an ADI), section 11CAB of the Banking Act will apply such that the Subordinated Debt Securities may be converted in accordance with their terms despite, relevantly, the Constitution of the Bank, any listing rules or operating rules of a financial market in whose official list the Bank is included, or any Australian law other than a “specified law”1.

We consent to the filing of this opinion as an exhibit to the Registration Statement when filed by the Bank with the SEC, to this opinion being incorporated by reference in the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby concede or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

We also consent to Debevoise & Plimpton LLP relying on this opinion for the purpose of the opinion given by them and filed as an exhibit to the Registration Statement.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

Yours faithfully

/s/ King & Wood Mallesons

[1]	A “specified law” is defined in section 11CAA of the Banking Act as the takeover provisions contained in Chapter 6 of the Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia and any other Australian law, or law of a foreign country or part of a foreign country, prescribed by the regulations. As at the date of this opinion, no such laws are prescribed.

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